Exhibit 99.1

National CineMedia, Inc. Reports Results for

Fiscal First Quarter 2025

Revenue of $34.9 million meets guidance range

New long-term agreement with AMC Theaters to further enhance value of NCM advertising platform

Centennial, Colo. - May 6, 2025 - National CineMedia, Inc. (NASDAQ: NCMI) (the “Company” or “NCM”), the managing member of National CineMedia, LLC (NCM LLC), the operator of the largest cinema advertising platform in the U.S., today announced its consolidated results for the fiscal first quarter ended March 27, 2025.

“NCM continues to position itself for future growth, with innovation across our advertising platform, an enhanced long-term partnership with AMC and a dominant position in cinema advertising” said Tom Lesinski, CEO of NCM. “While the first quarter reflected seasonal softness and some near-term advertising market pressures, our results were in line with guidance and demonstrated the resilience of our business model. With a robust slate of films coming to theaters throughout the remainder of the year and continued momentum executing on our growth strategy, we are optimistic about the remainder of the year and committed to delivering sustainable long-term value to our shareholders.”

Q1 2025 Results

Total revenue for the first quarter ended March 27, 2025 decreased 6.7% to $34.9 million as compared to $37.4 million for the first quarter of 2024. Operating loss increased to $23.9 million, or negative $0.32 per diluted share, for the first quarter of 2025 from $22.7 million, or negative $0.36 per diluted share, for the first quarter of 2024. Adjusted OIBDA, a non-GAAP measure, increased to negative $9.0 million for the first quarter of 2025 from negative $5.7 million for the first quarter of 2024, as adjusted to exclude depreciation, amortization, non-cash share-based payment costs, impairment of long-lived assets, workforce reorganization costs, system optimization costs, satellite transition costs and advisor fees related to involvement in the Cineworld proceeding and Chapter 11 case, each as previously reported and described in the Company’s public filings made with the U.S. Securities and Exchange Commission (the “SEC”). As adjusted to exclude the aforementioned items and loss on remeasurement of the payable to ESA Parties under the tax receivable agreement, net loss per diluted share for the quarter ended March 27, 2025 increased to negative $0.24 per diluted share and net loss per diluted share for the quarter ended March 28, 2024 increased to negative $0.19 per diluted share. Adjusted OIBDA, adjusted net loss and adjusted net loss per share are non-GAAP measures. See the tables at the end of this release for the reconciliations to the closest GAAP basis measurements.

Dividend

On May 1, 2025, the Company declared a cash dividend of $0.03 per share (approximately $2.8 million) on each share of the Company’s common stock (not including outstanding restricted stock units which will accrue dividends until the shares vest) to stockholders of record on May 16, 2025 to be paid on May 30, 2025.

Q2 2025 Outlook

For the second quarter of 2025, NCM LLC expects to earn total revenue of $56.0 million to $61.0 million, and Adjusted OIBDA in the range of $2.5 million to $7.5 million.

AMC Partnership Extension

On April 17, 2025, NCM entered into a new long-term agreement with AMC Theatres (“AMC”), extending the partnership through 2042. The updated agreement improves NCM’s financial outlook by aligning the payment structure more closely with performance metrics, specifically attendance, screen count, and advertising revenue. Additionally, NCM retains exclusive rights to lobby advertising at AMC theaters, outside of AMC's studio and concession partners, and will collaborate with AMC to modernize lobby video screens, improving audience engagement and monetization potential. The alignment of AMC’s pre-show format with NCM’s platform will standardize and strengthen the value of the Company’s advertising inventory. Importantly, through a related termination agreement, AMC has relinquished its claims and rights tied to prior joint venture agreements and ongoing litigation has been dismissed, eliminating potential liabilities for the Company and streamlining operations moving forward.

Conference Call

The Company will host a conference call and audio webcast with investors, analysts, and other interested parties, May 6, 2025, at 5:00 P.M. Eastern Time. The live call can be accessed by dialing 1-844-826-3033 or, for international participants, 1-412-317-5185. Participants should register at least 15 minutes prior to the commencement of the call. Additionally, a live audio webcast will be available to interested parties at www.ncm.com under the Investor Relations section. Participants should allow at least 15 minutes prior to the commencement of the call to register, download and install necessary audio software.

The replay of the conference call will be available until midnight Eastern Time, May 20, 2025, by dialing 1-844-512-2921 or, for international participants, 1-412-317-6671 and entering conference ID 10199259.

About National CineMedia, Inc.

National CineMedia, Inc. (NCM, NASDAQ:NCMI) is the largest cinema advertising platform in the US. With unparalleled reach and scale, NCM connects brands to sought-after young, diverse audiences through the power of movies and pop culture. A premium video, full-funnel marketing solution for advertisers, NCM enhances marketers' ability to measure and drive results. NCM’s Noovie® Show is presented exclusively in 42 leading national and regional theater circuits including the only three national chains, AMC Entertainment Inc. (NYSE:AMC), Cinemark Holdings, Inc. (NYSE:CNK) and Regal Entertainment Group (a subsidiary of Cineworld Group PLC). NCM’s cinema advertising platform consists of more than 17,500 screens in over 1,350 theaters in 184 Designated Market Areas® (all of the top 50). NCM is the managing member and owner of approximately 100% of National CineMedia, LLC (NCM LLC). For more information, visit www.ncm.com.

Forward-Looking Statements

This press release contains various forward-looking statements that reflect management’s current expectations or beliefs regarding future events, including statements regarding the Company’s anticipated future financial performance. Investors are cautioned that reliance on these forward-looking statements involves risks and uncertainties. Although the Company believes that the assumptions used in the forward-looking statements are reasonable, any of these assumptions could prove to be inaccurate and, as a result, actual results could differ materially from those expressed or implied in the forward-looking statements. The factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are, among others, 1) level of theater attendance or viewership of the Noovie® show; 2) the availability and predictability of major motion pictures displayed in theaters, including as a result of strikes or other production delays in the entertainment industry; 3) increased competition for advertising expenditures; 4) changes to the ESAs or network affiliate agreements and the relationships with NCM LLC’s ESA Parties and network affiliates and NCM LLC's ability to enforce provisions contained in the ESA or network affiliate agreements; 5) economic conditions, including the level of expenditures on and perception of cinema advertising 6) our ability to implement or achieve new revenue opportunities including increasing the number of theaters in which NCM LLC has the right to display post-showtime inventory; 7) any failure to realize the anticipated benefits of the post-showtime inventory in our network or the development of additional digital or digital out of home revenue opportunities; 8) technological changes and innovations or the failure to adequately protect our systems, data or property from threats; 9) our ability to renew or replace expiring advertising and content contracts; 10) the ongoing effects of NCM LLC’s emergence from bankruptcy or a lack of support from the ESA Parties; 11) reinvestment in our network and product offerings may require significant funding and resulting reallocation of resources; 12) fluctuations in and timing of operating costs; 13) our ability to retain or replace our senior management; 14) any failure to grow advertising revenue in line with the growth of contractual costs; and 15) changes in government regulations. In addition, the outlook provided does not include the impact of any future unusual or infrequent transactions; sales and acquisitions of operating assets and investments; any future non-cash impairments of intangible and fixed assets; amounts related to litigation or the related impact of taxes that may occur from time to time due to management decisions and changing business circumstances. The Company is currently unable to forecast precisely the timing and/or magnitude of any such amounts or events. Please refer to the Company’s Securities and Exchange Commission filings, including the “Risk Factor” section of the Company’s Annual Report on Form 10-K for the year ended December 26, 2024, for further information about these and other risks. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak to the information only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result, of new information, future events or otherwise, except as required by law.

This press release contains references to Non-GAAP financial measures including Adjusted OIBDA (Operating Income Before Depreciation and Amortization expense, adjusted to exclude non-cash share-based payment costs, impairment of long-lived assets, workforce reorganization costs, system optimization costs, satellite transition costs and advisor fees related to involvement in the Cineworld proceeding and Chapter 11 case). A reconciliation of these measures is available in this press release and on the investor page of the Company’s website at www.ncm.com.

INVESTOR CONTACT:	MEDIA CONTACT:
Chan Park	Doug Serton
investors@ncm.com	press@ncm.com

NATIONAL CINEMEDIA, INC.

Condensed Consolidated Statements of Income

Unaudited

($ in millions, except per share data)

	Quarter Ended
	March 27, 2025	March 28, 2024
REVENUE	$34.9	$37.4
OPERATING EXPENSES:
Network operating costs	3.1	3.6
Theater exhibition fees	21.7	22.5
Selling and marketing costs	10.7	10.0
Administrative and other costs	12.9	13.5
Depreciation expense	1.1	1.0
Amortization expense	9.3	9.5
Total	58.8	60.1
OPERATING LOSS	(23.9)	(22.7)
NON-OPERATING EXPENSE (INCOME):
Interest on borrowings	0.2	0.4
Interest income	(0.6)	(0.3)
Loss on re-measurement of the payable under the tax receivable agreement	5.5	12.3
Loss on debt extinguishment	1.8	—
Other non-operating income, net	(0.1)	(0.4)
Total	6.8	12.0
LOSS BEFORE INCOME TAXES	(30.7)	(34.7)
Income tax expense	—	—
CONSOLIDATED NET LOSS	(30.7)	(34.7)
Less: Net loss attributable to noncontrolling interests	—	—
NET LOSS ATTRIBUTABLE TO NCM, INC.	$(30.7)	$(34.7)

NET LOSS PER NCM, INC. COMMON SHARE
Basic	$(0.32)	$(0.36)
Diluted	$(0.32)	$(0.36)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	95,385,062	96,918,564
Diluted	95,385,062	96,918,564

NATIONAL CINEMEDIA, INC.

Selected Condensed Balance Sheet Data

Unaudited

($ in millions)

	As of
	March 27, 2025	December 26, 2024
Cash, cash equivalents, marketable securities and restricted cash	$63.1	$78.2
Receivables, net	$46.7	$85.3
Property and equipment, net	$16.1	$16.4
Total assets	$503.8	$568.6
Borrowings, gross	$—	$10.0
Total equity	$370.8	$411.2
Total liabilities and equity	$503.8	$568.6

NATIONAL CINEMEDIA, INC.

Operating Data

Unaudited

	Quarter Ended
	March 27, 2025	March 28, 2024
Total Screens (100% Digital) at Period End (1)(5)	17,875	18,297
ESA Party Screens at Period End (2)(5)	9,438	9,552
Total Attendance for Period (3)(5) (in millions)	72.3	75.8
ESA Party Attendance for Period (4)(5) (in millions)	46.4	47.1
Capital Expenditures (6) (in millions)	$0.9	$1.3

(1)
Represents the total screens within NCM LLC’s advertising network.
(2)
Represents the total ESA Party screens.
(3)
Represents the total attendance within NCM LLC’s advertising network.
(4)
Represents the total attendance within NCM LLC’s advertising network in theaters operated by the ESA Parties.
(5)
Excludes screens and attendance associated with certain AMC Carmike theaters for each period presented.
(6)
Includes certain other implementation costs associated with cloud computing arrangements.

NATIONAL CINEMEDIA, INC.

Operating Data

Unaudited

($ in millions)

	Quarter Ended
	March 27, 2025	March 28, 2024
Revenue breakout:
National advertising revenue	$27.4	$29.5
Local and regional advertising revenue	4.9	5.3
Total advertising revenue (excluding beverage)	$32.3	$34.8

Total revenue	$34.9	$37.4

Per attendee data:
National advertising revenue per attendee	$0.379	$0.389
Local and regional advertising revenue per attendee	$0.068	$0.070
Total advertising revenue (excluding beverage) per attendee	$0.447	$0.459
Total revenue per attendee	$0.483	$0.493
Total attendance (1)	72.3	75.8

Other operating data:
Operating loss	$(23.9)	$(22.7)
Adjusted OIBDA (2)	$(9.0)	$(5.7)
Adjusted OIBDA margin (2)	(25.8)%	(15.2)%

Loss per share - basic	$(0.32)	$(0.36)
Loss per share - diluted	$(0.32)	$(0.36)

Adjusted loss per share - diluted (2)	$(0.24)	$(0.19)

(1)
Represents the total attendance within NCM LLC’s advertising network. Excludes screens and attendance associated with certain AMC Carmike theaters for all periods presented.
(2)
Adjusted OIBDA, Adjusted OIBDA margin and adjusted loss per share are not financial measures calculated in accordance with GAAP in the United States. See attached tables for the non-GAAP reconciliations.

NATIONAL CINEMEDIA, INC

Non-GAAP Reconciliations

Unaudited

Adjusted OIBDA and Adjusted OIBDA Margin

Adjusted Operating Income Before Depreciation and Amortization (“Adjusted OIBDA”) and Adjusted OIBDA margin are not financial measures calculated in accordance with GAAP in the United States.

Adjusted OIBDA represents operating income before depreciation and amortization expense adjusted to also exclude non-cash share-based payment costs, impairment of long-lived assets, workforce reorganization costs, system optimization costs, satellite transition costs and advisor fees related to involvement in the Cineworld proceeding and Chapter 11 case. Our management use this non-GAAP financial measure to evaluate operating performance, to forecast future results and as a basis for compensation. The Company believes this is an important supplemental measure of operating performance because it eliminates items that have less bearing on its operating performance and highlight trends in its core business that may not otherwise be apparent when relying solely on GAAP financial measures. The Company believes the presentation of this measure is relevant and useful for investors because it enables them to view performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that may have different depreciation and amortization policies, non-cash share-based payment costs, impairment of long-lived assets, workforce reorganization costs, system optimization costs, satellite transition costs and advisor fees related to involvement in the Cineworld proceeding and Chapter 11 case, interest rates, debt levels or income tax rates.

Adjusted OIBDA margin is calculated by dividing Adjusted OIBDA by total revenue. Our management use this non-GAAP financial measure to evaluate operating performance, to forecast future results and as a basis for compensation. The Company believes this is an important supplemental measure of operating performance because it eliminates items that have less bearing on its operating performance and highlight trends in its core business that may not otherwise be apparent when relying solely on GAAP financial measures. The Company believes the presentation of this measure is relevant and useful for investors because it enables them to view performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that may have different depreciation and amortization policies, non-cash share-based payment costs, impairment of long-lived assets, workforce reorganization costs, system optimization costs, satellite transition costs, advisor fees related to involvement in the Cineworld proceeding and Chapter 11 case, interest rates, debt levels or income tax rates.

A limitation of both of these measures, however, is that they exclude depreciation and amortization, which represent a proxy for the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in NCM LLC’s business. In addition, Adjusted OIBDA and Adjusted OIBDA margin have the limitation of not reflecting the effect of the Company’s depreciation, amortization, non-cash share-based payment costs, impairment of long-lived assets, workforce reorganization costs, system optimization costs, satellite transition costs and advisor fees related to involvement in the Cineworld proceeding and Chapter 11 case. Adjusted OIBDA should not be regarded as an alternative to operating income, net income or as indicators of operating performance, nor should it be considered in isolation of, or as substitutes for financial measures prepared in accordance with GAAP. The Company believes that operating income is the most directly comparable GAAP financial measure to Adjusted OIBDA, and operating margin is the most directly comparable GAAP financial measure to Adjusted OIBDA margin. Because not all companies use identical calculations, these non-GAAP presentations may not be comparable to other similarly titled measures of other companies, or calculations in NCM LLC’s debt agreement.

The Company has not provided a reconciliation of the forward-looking non-GAAP Adjusted OIBDA measure to forward-looking GAAP operating income due to the inability to predict the amount and timing of impacts outside of the Company’s control on certain items, including the timing of revenue and charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant and are difficult to reasonably predict. Accordingly, a reconciliation of this non-GAAP measure is not available without unreasonable effort.

The following table reconciles the Company's operating loss and operating margin to Adjusted OIBDA and Adjusted OIBDA margin for the periods presented (dollars in millions):

	Quarter Ended
	March 27, 2025	March 28, 2024
Operating loss	$(23.9)	$(22.7)
Depreciation expense	1.1	1.0
Amortization expense	9.3	9.5
Share-based compensation costs (1)	2.7	2.6
Impairment of long-lived assets (2)	—	0.1
Workforce reorganization costs (3)	—	1.5
System optimization costs (4)	0.2	—
Satellite transition costs (5)	—	—
Fees and expenses related to the Cineworld proceeding and Chapter 11 case (6)	1.6	2.3
Adjusted OIBDA	$(9.0)	$(5.7)
Total revenue	$34.9	$37.4
Operating margin	(68.5)%	(60.7)%
Adjusted OIBDA margin	(25.8)%	(15.2)%

(1)
Share-based compensation costs are included in network operating costs, selling and marketing costs and administrative and other costs in the Company’s unaudited Condensed Consolidated Financial Statements as shown in the following table (dollars in millions).

	Quarter Ended
	March 27, 2025	March 28, 2024
Share-based compensation costs included in network operating costs	$0.1	$0.1
Share-based compensation costs included in selling and marketing costs	0.3	0.4
Share-based compensation costs included in administrative and other costs	2.3	2.1
Total share-based compensation costs	$2.7	$2.6

(2)
The impairment of long-lived assets primarily relates to the write down of certain assets related to leasehold improvements no longer in use.
(3)
Workforce reorganization costs represent redundancy costs associated with changes to the Company’s workforce primarily implemented during 2024, as well as related office relocations.
(4)
System optimization costs represent costs incurred related to a one-time assessment of the technology surrounding the Company's programmatic offerings beginning in the third quarter of 2024.
(5)
One-time costs of transitioning satellite providers during 2024.
(6)
Advisor and legal fees and expenses incurred in connection with the Company’s involvement in the Cineworld proceeding and Chapter 11 case and related appeals, as well as insurance and retention related expenses.

Adjusted Net Loss and Loss per Share

Adjusted net loss and loss per share are not financial measures calculated in accordance with GAAP in the United States. Adjusted net loss and loss per share are calculated using reported net loss and loss per share and exclude the impairment of long-lived assets, workforce reorganization costs, system optimization costs, satellite transition costs, advisor fees related to the Cineworld proceeding and Chapter 11 case and loss on re-measurement of the payable to ESA Parties under the tax receivable agreement. Our management uses these non-GAAP financial measures as an additional tool to evaluate operating performance. The Company believes these are important supplemental measures of operating performance because they eliminate items that have less bearing on its operating performance and so highlight trends in its core business that may not otherwise be apparent when relying solely on GAAP financial measures. The Company believes the presentation of these measures is relevant and useful for investors because it enables them to view performance in a manner similar to a method used by the Company’s management and helps improve their ability to understand the Company’s operating performance. Adjusted net loss and loss per share should not be regarded as alternatives to net loss and loss per share or as indicators of operating performance, nor should they be considered in isolation of, or as substitutes for financial measures prepared in accordance with GAAP. The Company believes that net loss and loss per share are the most directly comparable GAAP financial measures. Because not all companies use identical calculations, these presentations may not be comparable to other similarly titled measures of other companies.

The following table reconciles as reported net loss and loss per share to adjusted net loss and loss per share excluding the impairment of long-lived assets, workforce reorganization costs, system optimization costs, satellite transition costs, advisor fees related to the Cineworld proceeding and Chapter 11 case and loss on remeasurement of the payable to ESA Parties under the tax receivable agreement for the periods presented (dollars in millions):

	Quarter Ended
	March 27, 2025	March 28, 2024
Net Loss as reported	$(30.7)	$(34.7)
Impairment of long-lived assets (1)	—	0.1
Workforce reorganization costs (2)	—	1.5
System optimization costs (3)	0.2	—
Satellite transitions costs (4)	—	—
Fees and expenses related to the Cineworld proceeding and Chapter 11 case (5)	1.6	2.3
Loss on re-measurement of the payable under the tax receivable agreement (6)	5.5	12.3
Net effect of adjusting items	$7.3	$16.2
Net loss excluding adjusting items	$(23.4)	$(18.5)

Weighted Average Shares Outstanding as reported
Diluted	95,385,062	96,918,564

Diluted loss per share as reported	$(0.32)	$(0.36)
Net effect of adjusting items	0.08	0.17
Diluted loss per share excluding adjusting items	$(0.24)	$(0.19)
(1)
The impairment of long-lived assets primarily relates to the write down of certain assets related to leasehold improvements no longer in use.
(2)
Workforce reorganization costs represent redundancy costs associated with changes to the Company’s workforce primarily implemented during 2024, as well as related office relocations.
(3)
System optimization costs represent costs incurred related to a one-time assessment of the technology surrounding the Company's programmatic offerings beginning in the third quarter of 2024.
(4)
One-time costs of transitioning satellite providers during 2024.
(5)
Advisor and legal fees and expenses incurred in connection with the Company’s involvement in the Cineworld proceeding and Chapter 11 case and related appeals, as well as insurance and retention related expenses.
(6)
The loss on the re-measurement of the payable to the ESA Parties is related to the change in our payable to the ESA Parties under the tax receivable agreement resulting from a change in projected taxable income before TRA deductions for the three months ended March 27, 2025 and March 28, 2024.